As filed with the Securities and Exchange Commission on June 27, 2022.

Registration No. 333-262069

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 6 TO
FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gorilla Technology Group Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	7372
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)

Gorilla Technology Group Inc.
7F, No.302, Ruey Kuang Road,
Neihu, Taipei 114720, Taiwan, R.O.C.
+886 (2) 2627-7996
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19715
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

James Chen Billy M.C. Chen K&L Gates 30/F, No. 95 Dun Hua S. Road, Sec. 2 Taipei 106046, Taiwan, R.O.C. Tel: +886 (2) 2326-5188	Robert S. Matlin David A. Bartz Jonathan M. Barron K&L Gates LLP 599 Lexington Avenue New York, NY 10022 Tel: (212) 536-3900	Michael Johns Michael Lockwood Maples and Calder (Cayman) LLP PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands Tel: (345) 949-8066	Stuart Neuhauser Matthew A. Gray Jessica Yuan Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Tel: (212) 370-1300 Fax: (212) 370-7889

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement and all other conditions to the proposed Business Combination described herein have been satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 6 to the Registration Statement on Form S-4 (File No. 333-262069) (this “Amendment No. 6”) is being filed solely to amend Item 21 of Part II thereof and to file certain exhibits to the Registration Statement. This Amendment No. 6 does not modify any provision of the proxy statement/prospectus contained in Part I. Accordingly, the proxy statement/prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of directors and officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Item 21. Exhibits and Financial Statements Schedules

(a) Exhibits.

Exhibit Number	Description
2.1†	Amended and Restated Business Combination Agreement, dated as of May 18, 2022, by and among Global, Gorilla, Global SPAC Sponsors LLC, as SPAC Representative, Tomoyuki Nii as Company Representative and Merger Sub (included as Annex A to the proxy statement/prospectus) (incorporated by reference to Exhibit 2.1 of Global’s Form 8-K filed with the SEC on May 18, 2022).
3.1*	Memorandum and Articles of Association of Gorilla.
3.3	Form of Amended and Restated Memorandum and Articles of Association of Gorilla (included as Annex B to the proxy statement/prospectus).
3.4	Amended and Restated Memorandum and Articles of Association of Global (incorporated by reference to Exhibit 3.1 of Global’s Form 8-K filed with the SEC on April 14, 2021).
4.1	Specimen Unit Certificate of Global (incorporated by reference to Exhibit 4.1 of Global’s Form S-1/A5 filed with the SEC on March 23, 2021).
4.2	Specimen Class A Ordinary Shares Certificate of Global (incorporated by reference to Exhibit 4.2 of Global’s Form S-1/A2 filed with the SEC on March 9, 2021).
4.3	Specimen Warrant Certificate of Global (incorporated by reference to Exhibit 4.3 of Global’s Form S-1/A2 filed with the SEC on March 9, 2021).
4.4	Specimen Subunit Certificate of Global (incorporated by reference to Exhibit 4.4 of Global’s Form S-1/A5 filed with the SEC on March 23, 2021).
4.5	Warrant Agreement, dated as of April 8, 2021, between Continental Stock Transfer & Trust Company and Global (incorporated by reference to Exhibit 4.1 of Global’s Form 8-K filed with the SEC on April 14, 2021).
4.6*	Specimen Ordinary Share Certificate of Gorilla Technology Group Inc.
4.7*	Specimen Warrant Certificate of Gorilla Technology Group Inc.
4.7	Registration Rights Agreement, dated as of April 8, 2021, by and among Global, the Sponsor and I-Bankers (incorporated by reference to Exhibit 10.3 of Global’s Form 8-K filed with the SEC on April 14, 2021).
4.8*	Form of Contingent Value Rights Agreement, by and among Gorilla, Global, Global SPAC Sponsors LLC, in the capacity as SPAC Representative, Yomoyuki Nii in the capacity as Company Representative and Continental Stock Transfer & Trust Company, as rights agent.
5.1	Opinion of Maples and Calder (Cayman) LLP as to the validity of the Gorilla ordinary shares to be issued.
5.2	Opinion of K&L Gates LLP as to the validity of the Gorilla warrants and contingent value rights to be issued.
8.1*	Opinion of Ellenoff Grossman & Schole LLP regarding certain federal income tax matters.

Exhibit Number	Description
10.1	Investment Management Trust Agreement, dated as of April 8, 2021, by and between Global and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.2 of Global’s Form 8-K filed with the SEC on April 14, 2021).
10.2	Letter Agreement, dated April 8, 2021, by and among Global, its officers, its directors, the Sponsor and I-Bankers (incorporated by reference to Exhibit 10.1 of Global’s Form 8-K filed with the SEC on April 14, 2021).
10.2	Amendment to Letter Agreement, dated May 18, 2022, by and among Global, its officers, its directors, the Sponsor and I-Bankers (incorporated by reference to Exhibit 10.2 of Global’s Form 8-K filed with the SEC on May 18, 2022).
10.3	Placement Unit Subscription Agreement, dated April 8, 2021, by and between Global and the Sponsor (incorporated by reference to Exhibit 10.4 of Global’s Form 8-K filed with the SEC on April 14, 2021).
10.4	Placement Unit Subscription Agreement, dated April 8, 2021, by and between Global and I-Bankers (incorporated by reference to Exhibit 10.5 of Global’s Form 8-K filed with the SEC on April 14, 2021).
10.5	Administrative Support Agreement, dated as of April 8, 2021, by and between Global and SPAC Partners, LLC (incorporated by reference to Exhibit 10.6 of Global’s Form 8-K filed with the SEC on April 14, 2021).
10.6*	Form of Gorilla Technology Group Inc. 2022 Omnibus Incentive Plan.
10.7	Form of Voting Agreement, dated as of December 21, 2021, by and among Global, Gorilla, and the shareholder of Gorilla party thereto (incorporated by reference to Exhibit 10.1 of Global’s Form 8-K filed with the SEC on December 28, 2021).
10.8	Form of Lock-Up Agreement, dated as of December 21, 2021, by and between Gorilla and the shareholder of Gorilla party thereto (incorporated by reference to Exhibit 10.2 of Global’s Form 8-K filed with the SEC on December 28, 2021).
10.9	Founder Voting Agreement, dated as of December 21, 2021, by and between Gorilla, Global and the Sponsor (incorporated by reference to Exhibit 10.3 of Global’s Form 8-K filed with the SEC on December 28, 2021).
10.10	Form of First Amendment to Registration Rights Agreement, by and among Gorilla, Global and the Sponsor (incorporated by reference to Exhibit 10.4 of Global’s Form 8-K filed with the SEC on December 28, 2021).
10.11	Form of Registration Rights Agreement, by and between Gorilla and the shareholders of Gorilla party thereto (incorporated by reference to Exhibit 10.5 of Global’s Form 8-K filed with the SEC on December 28, 2021).
10.11	Form of Assignment, Assumption and Amendment to Warrant Agreement among Continental Stock Transfer & Trust Company, LLC, Gorilla and Global (incorporated by reference to Exhibit 10.6 of Global’s Form 8-K filed with the SEC on December 28, 2021).
10.12	Form of First Amendment to Lock-Up Agreement, by and between Gorilla and the shareholder of Gorilla party thereto (incorporated by reference to Exhibit 10.1 of Global’s Form 8-K filed with the SEC on February 11, 2022).
10.13	Form of Amended and Restated Subscription Agreement, dated as of May 18, 2022, by and among Global, Gorilla and the investors named therein (incorporated by reference to Exhibit 10.1 of Global’s Form 8-K filed with the SEC on May 18, 2022).
10.14*	Offer of Employment Agreement, effective as of March 11, 2022, by and between Gorilla Technology Group Inc. and Rajesh Natarajan.
10.15	Promissory Note issued by Global to Gorilla, dated April 13, 2022 (incorporated by reference to Exhibit 10.1 of Global’s Form 8-K filed with the SEC on April 15, 2022).
21.1*	List of subsidiaries of Gorilla.
23.1*	Consent of PricewaterhouseCoopers, Taiwan, independent registered public accounting firm for Gorilla.
23.2*	Consent of UHY LLP, independent registered public accounting firm for Global.
23.3	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).
23.4	Consent of K&L Gates LLP (included in Exhibit 5.2).
23.5*	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 8.1).
24.1*	Power of Attorney (included on signature page to the initial filing of the Registration Statement).
99.1*	Consent of Jayesh Chandan (Director Nominee).

Exhibit Number	Description
99.2*	Consent of Dr. Sih-Ping Koh (Director Nominee).
99.3*	Consent of Tomoyuki Nii (Director Nominee).
99.4*	Consent of Rt. Hon. Ruth Kelly (Director Nominee).
99.5*	Consent of Gregg Walker (Director Nominee).
99.6*	Consent of Yoichiro Hirano (Director Nominee).
99.7*	Form of Preliminary Proxy Card for Extraordinary General Meeting (included as Annex D to the proxy statement/prospectus).
107*	Calculation of Registration Fee.

*	Previously filed.
†	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

●	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

●	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

●	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

●	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

●	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

●	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

●	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (1)(d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

●	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

●	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

●	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

●	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (a) that is filed pursuant to the immediately preceding paragraph, or (b) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment No. 6 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Neihu, Taipei 114720, Taiwan, R.O.C, on the 27th day of June, 2022.

Gorilla Technology Group Inc.

By:	/s/ Dr. Sih-Ping “Spincer” Koh
Name:	Dr. Sih-Ping “Spincer” Koh
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement, as amended, has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Dr. Sih-Ping “Spincer” Koh	Chief Executive Officer and Director	June 27, 2022
Dr. Sih-Ping “Spincer” Koh	(Principal Executive Officer)

*	Senior Vice President — Finance	June 27, 2022
Ming-hsing “Stardi” Yen	(Principal Financial Officer and Principal Accounting Officer)

*	Director	June 27, 2022
Dr. Sih-Ping “Spincer” Koh

*	Director	June 27, 2022
Richard Chang for and on behalf of Landtek Corporation

*	Director	June 27, 2022
Chun-Chuan Pu

*	Director	June 27, 2022
Tomoyuki Nii

*	Director	June 27, 2022
Steven Ho for and on behalf of Technology Associates Management Co., Ltd.

*	Director	June 27, 2022
Hsu, Chang-I for and on behalf of Rivetel Inv. Co., Ltd.

*	Director	June 27, 2022
Yoichiro Hirano

*By:	/s/ Dr. Sih-Ping “Spincer” Koh	June 27, 2022
Name:	Dr. Sih-Ping “Spincer” Koh
Title:	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Gorilla Technology Group Inc. has signed this registration statement in the City of Newark, State of Delaware, on the 27th day of June, 2022.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director Puglisi & Associates